                                                                    EXHIBIT 10.2

DATED                               1 March                                 2002
--------------------------------------------------------------------------------


                          As Amended on April 19, 2002





                        SHELL TECHNOLOGY VENTURES LIMITED


                                     - and -


                         WEATHERFORD INTERNATIONAL, INC.






                                   ----------

                               FRAMEWORK AGREEMENT

relating to the grant of certain Shell Intellectual Property Rights in relation to Expanded Tube Technology and an option to acquire the share capital of e(2)
                                  Tech Limited

                                   ----------



                             TAYLOR JOYNSON GARRETT
                                    Carmelite
                             50 Victoria Embankment
                                   Blackfriars
                                 London EC4Y 0DX

                              Tel No: 020 7300 7000
                              Fax No: 020 7300 7100


                                 Ref: AZC / DJG

THIS AGREEMENT is dated the 1st day of March 2002 and is effective as of 28 February 2002

BETWEEN

(1) SHELL TECHNOLOGY VENTURES LIMITED (Company Number 03710941) whose registered office is at Shell Centre, London SE1 7NA ("Shell"); and

(2) WEATHERFORD INTERNATIONAL, INC. a Delaware Corporation, whose registered office is at 515 Post Oak Boulevard, Suite 600, Houston, Texas 77027, United States of America ("Weatherford").

INTRODUCTION

Subject to the terms and conditions of this agreement, Shell is willing to grant an option to Weatherford to acquire the entire issued share capital of e2 Tech Limited (the "Company") and to procure the grant to Weatherford/Lamb, Inc. ("Weatherford/Lamb") of a licence of certain intellectual property rights, and Weatherford wishes to purchase the aforesaid option in respect of the entire issued share capital of the Company and to accept a licence of certain intellectual property rights, in each case, as further provided under the terms of this agreement.

AGREED TERMS

1.       DEFINITIONS AND INTERPRETATION

1.1      In this agreement:

         "AFFILIATE" shall have the meaning ascribed to it in the Licence;

         "AGREEMENTS" means this agreement, the Licence, the STV Hive Out Agreement, the SPCo Hive Out Agreement and any share sale and purchase agreement and tax deed constituting the terms and conditions of the sale and purchase of the Option Shares (and "AGREEMENT" means any one of them);

         "COMPANY" means e2 Tech Limited, company number 3683453, whose registered office is at Shell Centre, London SE1 7NA;

         "COMPLETION" means completion of the parties' respective obligations under Clause 6;



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         "COMPLETION DATE" means the date of Completion as set out in Clause
         6.1;

         "LICENCE" means the licence in the agreed form of certain intellectual property rights to be made between STV Inc, Weatherford/Lamb, and Weatherford, effective as of 28 February 2002 and to be executed on Completion;

         "OPTION" shall have the meaning ascribed thereto in Clause 4;

         "OPTION NOTICE" shall have the meaning ascribed thereto in Clause 4;

         "OPTION PERIOD" shall have the meaning ascribed thereto in Clause 4;

         "OPTION PRICE" shall have the meaning ascribed thereto in Clause 4;

         "OPTION SHARES" shall have the same meaning as ascribed thereto in Clause 4;

         "PROMISSORY NOTE" means the promissory note in the agreed form in the sum of US$20 million due and payable on 31 December 2002 to be issued by Weatherford;

         "SHELL INTELLECTUAL PROPERTY" shall have the meaning ascribed to it in the Licence;

         "SHELL PARTIES" means Shell, SPCo and STV Inc (and "SHELL PARTY" means any one of them);

         "SPCO HIVE OUT AGREEMENT" means the hive out agreement dated 21 February 2002 and made between the Company and The Shell Petroleum Company Limited ("SPCo");

         "STV HIVE OUT AGREEMENT" means the hive out agreement in the agreed form proposed to be made between the Company and Shell prior to any sale to Weatherford of the Option Shares;

         "STV INC" means Shell Technology Ventures Inc., a Delaware corporation;

         "WARRANTS" means the warrants in the agreed form to be issued by Weatherford in favour of STV Inc; and

         "WEATHERFORD PARTIES" means Weatherford and Weatherford/Lamb.

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1.2      In this agreement references to:

         (a)      an enactment includes a reference to:

                  (i) that enactment as amended, extended or applied by or under any other enactment before the date of this agreement;

                  (ii) any enactment which that enactment re-enacts (with or without modification); and

                  (iii) any subordinate legislation made before the date of this agreement under any enactment, including an enactment referred to in Clause 1.2(a)(i) or (ii) above;

         (b) the singular includes a reference to the plural and vice versa;

         (c) any Clause or Schedule is to a clause or schedule (as the case may be) of or to this agreement;

         (d)      any gender includes a reference to all other genders;

         (e) persons include all forms of legal entity including individuals, companies, bodies corporate (wherever incorporated or established or carrying on business), unincorporated associations, governmental entities and partnerships and, in relation to any party who is an individual, his legal personal representative(s);

         (f) the words "including", "include" and "in particular" shall be construed as being by way of illustration only and shall not be construed as limiting the generality of any foregoing words;

         (g) documents "in the agreed form" are to documents in the form of the draft agreed between the parties to this agreement and initialled by the parties for the purposes of identification.

1.3 The introduction and schedules form part of this agreement and shall have the same force and effect as if expressly set out in the body of this agreement. Accordingly, any reference to this agreement shall include the introduction and schedules.

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2.       UNDERTAKING

         Shell hereby undertakes to Weatherford:

         (a) to procure the grant to Weatherford/Lamb of a licence under the Shell Intellectual Property on and subject to the terms of the Licence; and

         (b) in the event that Weatherford exercises the Option in accordance with the terms of Clause 4, to sell to Weatherford the entire issued share capital of the Company on terms to be agreed.

3.       CONSIDERATION

3.1 In consideration of the undertakings of Shell in Clause 2, Weatherford agrees to pay to Shell or, as the case may be, STV Inc the aggregate sum of US$150,000,000 (the "Consideration") exclusive of Value Added Tax and Sales Tax (or any other turnover taxes similar, or corresponding, to the foregoing) and which shall be paid in addition to the Consideration.

3.2      The Consideration shall be satisfied as follows:

         (a) as to US$65,000,000 on Completion by transfer to the account of STV Inc at JP Morgan Chase Bank New York, ABA number 021000021, account number 323055907;

         (b) as to US$20,00,000 by the issue of the Promissory Note to STV Inc on Completion;

         (c) as to US$60,000,000 by the issue of the Warrants to STV Inc on Completion; and

         (d) as to US$5,000,000 for the purchase of the Option to acquire the share capital of the Company by transfer to the account of Shell at JP Morgan Chase Bank, New York, Swift Code CHASUS33, favour JP Morgan Chase Bank, London, swift code CHASGB2L for credit to account number 24531001 of Shell Technology Ventures Limited.

4.       OPTION

4.1 Subject to and conditional upon Completion, in consideration of the sum of US$ 5,000,000 ("Option Price") paid by Weatherford to Shell, Shell hereby grants to Weatherford or an Affiliate of Weatherford an irrevocable right to acquire the entire issued share capital of the Company ("Option") at any time during the period of 120 days following Completion ("Option Period").

4.2 Weatherford shall be entitled to exercise the Option at any time during the Option Period by giving 21 days' notice in writing ("Option Notice") to Shell and it is hereby declared that if such an Option Notice is served or deemed to have been served within the Option Period, then notwithstanding that such notice period is to expire or that completion of the transfer of the Option Shares may take place (in either case) on a date outside the Option Period, the service of such Option Notice by Weatherford shall constitute a valid exercise of the Option and the provisions of Clause 4.4 shall apply accordingly.

4.3 The acquisition of the entire issued share capital of the Company following an exercise of the Option pursuant to this Clause 4 shall be made by Weatherford or an Affiliate of Weatherford on the terms and conditions of a share sale and purchase agreement and tax deed of covenant to be agreed between Shell and Weatherford within 90 days of the date of this agreement or such other period as Shell and Weatherford shall agree.

4.4 On the twenty first day following the day on which the Option Notice is served under Clause 4.2 (or on such earlier date as Shell and Weatherford shall agree) completion of the sale and purchase of the Option Shares shall take place at the offices of Shell in The Hague or at such other address as the parties shall agree whereupon:

         (a)      Weatherford shall deliver to Shell:

                  (i) a duly executed counterpart of the sale and purchase agreement constituting the terms of the sale and purchase of the Option Shares and any other document(s) contemplated therein; and

                  (ii) a duly executed counterpart of a tax deed of covenant in relation to such sale and purchase; and

         (b)      Shell shall deliver to Weatherford or an Affiliate of
                  Weatherford:

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                  (i)      the sale and purchase agreement duly executed by
                           Shell constituting the terms of the sale and purchase of the Option Shares and any other document(s) contemplated therein;

                  (ii) a tax deed of covenant in relation to such sale and purchase duly executed by Shell;

                  (iii)    an executed copy of the STV Hive Out Agreement; and

                  (iv) a duly executed stock transfer form in respect of the Option Shares.

5.       WARRANTIES

         Each party represents and warrants to the other that it has or will have at the date of execution full power and authority (including all necessary corporate approvals) to execute and deliver this agreement and to perform its obligations hereunder and that this agreement is a legal, valid and binding obligation and no further corporate approvals (including all necessary approvals from Affiliates) are necessary for the execution and delivery of this agreement and performance of its obligations hereunder and under each of the other documents to be entered into by it pursuant to or in connection with this agreement.

6.       COMPLETION

6.1      Completion shall take place at the offices of Shell in The Hague at
         2.00 pm on 1 March 2002 (or at such other time or place as the parties shall agree).

6.2      On Completion Shell shall deliver or cause to be delivered to
         Weatherford:

         (a)      the Licence duly executed by STV Inc; and

         (b) a certified copy of the minutes of the board of directors of Shell authorising the execution and performance by Shell of its obligations under this agreement and a certified copy of the minutes of the board of directors of STV Inc authorising the execution and performance by STV Inc of its obligations under the Warrants and the Licence.

6.3 On Completion Weatherford shall deliver or cause to be delivered to STV Inc at the request of Shell:

         (a)      the Promissory Note in favour of STV Inc;

         (b)      the Warrants in favour of STV Inc;

         (c) a counterpart of the Licence duly executed by Weatherford/Lamb and Weatherford; and

         (d) a certified copy of the minutes of the board of directors of Weatherford and Weatherford/Lamb authorising the execution and performance by Weatherford of its obligations under this agreement, the Promissory Note, the Warrants and Weatherford/Lamb and Weatherford in relation to their respective obligations under the Licence.

6.4      On Completion Weatherford shall:

         (a) on account of its obligation under Clause 3.2(a) cause the sum of US$65,000,000 to be paid by electronic funds transfer to the bank account of STV Inc at JP Morgan Chase Bank, New York, ABA number 021000021, account number 323055907; and

         (b) on account of its obligation under Clause 3.2(d) cause the sum of US$5,000,000 to be paid by electronic funds transfer to the bank account of Shell at JP Morgan Chase Bank, New York, Swift Code CHASUS33, favour JP Morgan Chase Bank, London, swift code HASGB2L for credit to account number 24531001 of Shell Technology Ventures Limited; and

         payments made in accordance with Clauses 3.2(a) and 3.2(d) as aforesaid shall constitute a good discharge for Weatherford of its obligations under Clauses 3.2(a) and 3.2(d) respectively (in each case to the extent of the payment so made).

7.       POST-COMPLETION

7.1 Shell shall and shall procure that any other necessary party shall execute and do all such documents acts and things as may be reasonably required on or subsequent to Completion by Weatherford for securing the obligations of Shell to Weatherford under this agreement.

7.2 Weatherford shall and shall procure that any other necessary party shall execute and do all such documents acts and things as may be reasonably required on or subsequent to

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         Completion by Shell for securing the obligations of Weatherford to
         Shell under this agreement.

8.       CLAIMS AGAINST A SHELL PARTY

8.1 Neither Weatherford nor any of its Affiliates shall be entitled to recover from any Shell Party under any claim in respect of a breach or breaches of any of the warranties contained in or to be given pursuant to clauses 7.2(a) or (b) of the Licence (whether for breach of contract, tort (including negligence), breach of statutory obligation or otherwise, except fraud or fraudulent misrepresentation), a sum in excess of one hundred and fifty million US Dollars (US$150 million) in aggregate, less any amounts recovered under Clause 8.2 (which sum shall include claims for reasonable legal, professional and other costs and expenses incurred by Weatherford or its Affiliates in connection with such claims). Neither the Company nor Weatherford shall be entitled to bring any claims whatsoever in respect of a breach or breaches of the warranties contained in or to be given pursuant to clauses 7.2(a) or
         (b) of the Licence after the expiry of the period of seventeen years from the Effective Date.

8.2 Neither Weatherford nor any of its Affiliates shall be entitled to recover from any Shell Party under any claim in respect of the Agreements (whether for breach of contract, tort (including negligence), breach of statutory obligation or otherwise, except fraud, fraudulent misrepresentation or any claim for breach of any of the warranties contained in or to be given pursuant to clauses 7.2(a) and
         (b) of the Licence) a sum in excess of X in aggregate (which sum shall include claims for reasonable legal, professional and other costs and expenses incurred by Weatherford or its Affiliates in connection with such claims). In this Clause 8.2, X shall be interpreted as follows:

         (a) during the period from the Effective Date (as defined in the Licence) to the day prior to the first anniversary of the Effective Date (the "First Year"), X = one hundred and fifty million US Dollars (US$150 million) less any amounts recovered under Clause 8.1;

         (b) during the period from the first anniversary of the Effective Date to the day prior to second anniversary of the Effective Date (the "Second Year"), X = one hundred and twenty million US Dollars (US$120 million) less any amounts recovered during the First Year and any amounts recovered under Clause 8.1;

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         (c)      during the period from the second anniversary of the Effective
                  Date to the day prior to the third anniversary of the Effective Date (the "Third Year"), X = ninety million US Dollars (US$90 million) less any amounts recovered during the First Year and the Second Year and any amounts recovered under Clause 8.1;

         (d) during the period from the third anniversary of the Effective Date to the day prior to the fourth anniversary of the Effective Date (the "Fourth Year"), X = sixty million US Dollars (US$60 million) less any amounts recovered during the First Year, the Second Year and the Third Years and any amounts recovered under Clause 8.1;

         (e) during the period from the fourth anniversary of the Effective Date to the day prior to the seventeenth anniversary of the Effective Date, X = thirty million US Dollars (US$30 million) in aggregate less any amounts recovered during the First Year, the Second Year, the Third Year, the Fourth Year and in any of the years falling between the fourth and seventeenth anniversaries of the Effective Date and any amounts recovered under Clause 8.1; and

         (f) after the expiry of the period of seventeen years from the Effective Date X shall be zero and the amount referred to in Clause 8.1 shall also be zero,

         save that where X pursuant to these calculations is a sum less than zero, X shall be deemed to be zero. Any claim made in accordance with Clause 8.1 or this Clause 8.2 that is made against a Shell party in one
         (1) period identified in subclauses (a) to (f) of this Clause 8.2 and resolved in another period shall be limited only by the calculation of X corresponding to the period in which such claim was commenced.

8.3 The Weatherford Parties shall not be entitled to recover from the Shell Parties under the Agreements more than once in respect of the same damage suffered, and accordingly the Shell Parties shall not be liable in respect of any breach of any of the Agreements if and to the extent that the loss is or has been included in a claim under any other Agreement.

8.4 The Shell Parties shall not be entitled to recover from the Weatherford Parties under the Agreements more than once in respect of the same damage suffered, and accordingly the Weatherford Parties shall not be liable in respect of any breach of any

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         of the Agreements if and to the extent that the loss is or has been included in a claim under any other Agreement.

8.5 In no event shall any party be liable in respect of a breach or breaches of any warranties or any other claim (whether for breach, indemnity or otherwise, except fraud and except for the avoidance of doubt, claims for infringement of Patent Rights) under this agreement or the Licence or any act or omission in connection with this agreement for any loss of profit or any indirect or consequential loss or damage suffered by any of the parties or any of the their Affiliates or exemplary or punitive damages. The provisions of this Clause may be enforced by any Shell Party or any Weatherford Party subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999.

9.       ASSIGNMENT

         This agreement shall not be assignable by either party without the consent of the other party save that:

         (a) Shell may assign the benefit of this agreement to any of its Affiliates; and

         (b) Weatherford may only assign the benefit of this agreement to a successor parent entity with the prior written consent of Shell (such consent not to be unreasonably withheld).

10.      CONFIDENTIALITY

10.1 Subject to Clause 10.2 and Clause 11, Shell undertakes to Weatherford and Weatherford undertakes to Shell, for itself and as agent and trustee for Shell and each of its Affiliates, that it shall treat as confidential all information received or obtained as a result of entering into or performing this agreement which relates to:

         (a) the other party including, where that other party is Shell or any Affiliate of Shell and where that other party is Weatherford or Weatherford/Lamb, any of Weatherford's Affiliates;

         (b) the provisions or the subject matter of this agreement or any document referred to herein; or

         (c) the negotiations relating to this agreement or any documents referred to herein.



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10.2     Clause 10.1 does not apply to disclosure of any such information as is referred to in Clause 10.1:

         (a) which is required to be disclosed by law, by a rule of a stock exchange to which either party is subject or submits or by a governmental authority or other authority with relevant powers to which either party is subject or submits, whether or not the requirement has the force of law provided that the disclosure shall, so far as is practicable, be made after consultation with the other party and after taking into account the other party's reasonable requirement as to its timing, content and manner of making or despatch;

         (b) to an adviser for the purposes of advising in connection with the transactions contemplated by this agreement provided that such disclosure is essential for these purposes and is on the basis that Clause 10.1 applies to the disclosure by the adviser;

         (c) to a director, officer or employee of Shell or any Affiliates of Shell or Weatherford or any of Weatherford's Affiliates whose function requires him to have the relevant confidential information;

         (d) to the extent that the information has been made public by, or with the consent of, the other party; or

         (e) which is now or shall hereafter have entered the public domain (other than as a consequence of unauthorised disclosure by the disclosing party or any third party).

11.      ANNOUNCEMENTS

11.1 Subject to Clause 11.2, no party may, before or after Completion, make or send an announcement, communication, circular or other disclosure to any third party concerning the transactions referred to in this agreement unless it has first obtained the other party's written consent, which may not be unreasonably withheld or delayed.

11.2 Clause 11.1 does not apply to an announcement, communication or other disclosure:

         (a) required by law, by a rule of a stock exchange to which either party is subject or submits or by a governmental authority or other authority with relevant powers to which any party is subject or submits, whether or not the requirement

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                  has the force of law provided that the announcement,
                  communication, circular or other disclosure shall, so far as is practicable, be made after consultation with the other party and after taking into account the other party's reasonable requirements as to its timing, content and manner of making or despatch; or

         (b) which the other party has given its prior written approval to, such approval not to be unreasonably withheld or delayed.

11.3 The restrictions contained in this Clause shall continue to apply after Completion without limit in time.

12.      NOTICES AND OTHER COMMUNICATIONS

12.1 Where this agreement provides for the giving of notice or the making of any other communication, such notice or communication shall not (unless otherwise expressly provided) be effective unless given or made in writing in accordance with the following provisions of this Clause.

12.2 Any notice or communication to be given or made under or in connection with this agreement may be:

         (a)      delivered or sent by post to:

                  Shell               Shell Technology Ventures Limited
                                      P. O. Box 60
                                      2280 AB Rijswijk - ZH
                                      The Netherlands

                  Weatherford         Weatherford International, Inc.
                                      515 Post Oak Boulevard
                                      Suite 600
                                      Houston, Texas 77027
                                      United States of America

                  (such addresses being referred to below as the "Postal Address" of the relevant party); or

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         (b)      sent by fax, email or other electronic communication, to:

                  Shell               Fax number:    +31 70 3113110
                                      Email address: joe.ludwig@shell.com

                  Weatherford         Fax number:    +1 713 6934484
                                      Email address: burt.martin@weatherford.com

         and shall be marked in the case of Shell for the attention of Joe Ludwig and in the case of Weatherford for the attention of Burt Martin.

12.3 Any notice or other communication so delivered or sent shall be deemed to have been served when received except that if it is received between
         5.30 p.m. on a Relevant Day and 9.00 a.m. on the next Relevant Day it shall be deemed to have been served at 9.00 a.m. on the second of such Relevant Days;

12.4 Where either party has given notice to the other of any different address or number to be used for the purposes of this Clause then such different address or number shall be substituted for that shown above.

         For the purposes of this Clause:

         (a) "Relevant Day" means any day other than a Saturday, Sunday or a day which is a public holiday at the Postal Address of the receiving party;

         (b) any reference to a time is to the time at the Postal Address of the receiving party;

         (c) reference to an electronic communication being received shall, in the case of a party which is a corporate body or partnership, mean receipt at a server located in any office of the corporate body or partnership; and

         (d) "electronic communication" has the same meaning as in the Electronic Communications Act 2000.

13.      MISCELLANEOUS

13.1 Each party shall bear its own costs incurred in the negotiations leading up to and in the preparation of this agreement and of matters incidental to this agreement.

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13.2     This agreement shall so far as it remains to be performed after execution continue in full force and effect notwithstanding Completion and shall not be affected by Completion.

13.3 No term or provision of this agreement shall be varied or modified by any prior or subsequent statement, conduct or act of any party, except that the parties may amend this agreement but only by letter or written instrument signed by all of the parties.

13.4 No waiver by either of the parties to this agreement of any requirements of this agreement or of any of such party's rights under this agreement shall be valid unless such waiver is in writing and signed by or on behalf of each of the parties to this agreement.

13.5 No failure to exercise, and no delay in exercising, on the part of either party any right or remedy under this agreement shall operate as a waiver of such right or remedy nor shall any single or partial exercise of any right or remedy preclude the exercise of any other right or remedy.

13.6 Either party may release or compromise the liability of the other party under this agreement or grant to the other party time or other indulgence, at its absolute discretion, without in any way prejudicing its rights against any other party.

13.7 Save as otherwise expressly provided in this agreement, no term of this agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this agreement and the parties shall be entitled to amend or vary the terms of this agreement without the consent of any Person who is not a party to this agreement.

13.8 The headings to the Clauses in this agreement and in the schedules are for ease of reference only and shall not form any part of this agreement for the purposes of construction.

13.9 This agreement and the documents to be delivered on Completion as set out in Clause 6:

         (a) set out the entire agreement and understanding between the parties in respect of the subject matter hereof; and

         (b) (in relation to such subject matter) supersede all prior discussions, understandings, undertakings, promises, conditions, covenants, undertakings and agreements between the parties and their agents (or any of them) and all prior representations, warranties and expressions of opinion by any party (or its agent) to any other party (or its agent).

13.10    Weatherford warrants to each Shell Party that:

         (a) it is not aware as at the date of this agreement of any fact, matter or circumstance amounting to a breach of warranty by any Shell Party under this agreement or any of the Agreements;

         (b) it has not entered into this agreement or any of the Agreements in reliance on any representation, statement, assurance, covenant, undertaking, indemnity, guarantee or commitment of any kind whatsoever other than as set out herein or therein as the case may be and it will have no remedy against any Shell Party in respect of any representation, statement, assurance, covenant, undertaking, indemnity, guarantee or commitment of any kind whatsoever made on or prior to the date of this agreement provided that nothing in this sub-clause shall have the effect of limiting or restricting any liability of any Shell Party arising as a result of any fraud or fraudulent misrepresentation.

13.11 This agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

13.12 If at any time any term or provision in this agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, under any rule of law or enactment, such term or provision or part shall to that extent be deemed not to form part of this agreement, but the enforceability of the remainder of this agreement shall not be affected.

13.13 This agreement shall be binding on and shall enure for the benefit of the personal representatives and successors of the parties.

14.      LAW AND JURISDICTION

14.1 This agreement shall be governed by and construed in accordance with English law and each party to this agreement submits to the exclusive jurisdiction of the English courts.



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

14.2 The parties agree that any legal action or proceeding arising out of or in connection with this agreement may be brought in the High Court of Justice in England, and the parties hereby irrevocably submit to the exclusive jurisdiction of such court in connection with any such legal action or proceedings.

14.3 Weatherford irrevocably appoints Dickson Minto WS of Royal London House, 22-25 Finsbury Square, London EC2A 1DS as its agent to accept service of legal proceedings in connection with all matters arising out of this agreement and the transactions contemplated by this agreement and agree that any claim form, judgment or other notice of legal process in connection with any such legal action or proceedings shall be sufficiently served if delivered to Dickson Minto WS at such address.

The parties to this agreement have signed and entered into this agreement on the date and year first written above and agreed that it shall be effective as of 28 February 2002.



SHELL TECHNOLOGY VENTURES LIMITED

By: /s/ Erik Van Der Maas

Name: Erik Van Der Maas

Title: Attorney



WEATHERFORD INTERNATIONAL, INC.

By: /s/ Burt M. Martin

Name: Burt M. Martin

Title: Vice President - Law


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